SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRAVELOCITY COM

                    GABELLI SECURITES, INC.
                                 4/08/02           55,200-           28.0000
                                 4/08/02            5,000            27.9700
                                 4/04/02            4,000            27.9598
                    GAMCO INVESTORS, INC.
                                 4/08/02          100,000-           28.0000
                                 4/08/02          107,900-           28.0000
                                 4/08/02            7,400            27.9700
                                 4/04/02           10,800            27.9598
                                 4/01/02           25,000            27.9400
                                 4/01/02           25,000-           27.9420
                                 4/01/02           25,000            27.9400
                    GABELLI ASSOCIATES LTD
                                 4/08/02            2,600            27.9700
                                 4/08/02          570,950-           28.0000
                                 4/08/02           17,400            27.9647
                                 4/04/02           15,450            27.9632
                                 4/04/02            4,600            27.9598
                                 4/03/02            4,100            27.9500
                                 4/01/02           15,000            27.9500
                    GABELLI FUND, LDC
                                 4/08/02            3,000-           28.0000
                                 4/04/02            1,000            27.9598
                    GABELLI ASSOCIATES FUND
                                 4/08/02          405,513-           28.0000
                                 4/08/02           15,000            27.9647
                                 4/04/02           11,000            27.9632
                                 4/01/02           20,000            27.9500
                     GABELLI FUNDS, LLC.
                         GABELLI ABC FUND
                                 4/08/02          543,100-           28.0000
                                 4/01/02           75,000            27.9365


(1)	THE DISPOSITIONS ON 4/08/02 WERE MADE IN CONNECTION WITH THE CASH
    TENDER OFFER DESCRIBED IN ITEM 5(e) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL
              MARKET.

          (2) PRICE EXCLUDES COMMISSION.